SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                             (Date of earliest event
                                   reported):

                                  July 25, 2001


                         NAVISTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other Jurisdiction of Incorporation)

                                    1-4146-1
                            (Commission File Number)

                                   36-2472404
                      (I.R.S. Employer Identification No.)

                         Navistar Financial Corporation
                                2850 W. Golf Road
                            Rolling Meadows, IL 60008
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (847) 734-4000

   Former name or former address, if changed since last report: Not applicable

                         Exhibit Index appears on Page 4


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Item 5.  Other Matters

                  On July 24, 2001, Truck Retail Instalment Paper Corp. ("TRIP"), a wholly-owned special purpose subsidiary of the Registrant, entered into a supplement to that certain Indenture, dated as of October 16, 2000 (the "Indenture"), by and between TRIP and The Bank of New York, as Indenture Trustee, pursuant to which TRIP issued its $475,000,000 Floating Rate Class A Notes, Series 2000-1, and $25,000,000 Floating Rate Class B Notes, Series 2000-1.

                  The purpose of the supplement is to amend the Indenture to (i) revise the definition of "Series 2000-1 Loss Reserve Specified Balance" set forth in the Series 2000-1 Supplement to the Indenture and certain related terms to increase the amount of credit enhancement specified by such terms in the event of a deterioration in the performance of the Navistar Serviced Portfolio, and (ii) revise the Amortization Events based on the Combined Twelve-Month Net Loss Percentage and the Three-Month Delinquency Percentage to increase the threshold levels at which an Amortization Event will occur.

Item 7. Financial Statements and Exhibits.



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         (c)      Exhibits:

                  See attached Exhibit Index.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NAVISTAR FINANCIAL CORPORATION
                                  (Registrant)




Dated: August 6, 2001                     By:      /s/ Ronald D. Markle

                                          Name: Ronald D. Markle
                                          Title:   Vice President and Controller
                                                  (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.      Description



10.1 Supplement No. 1 to Indenture, dated as of July 24, 2001, by and among Truck Retail Instalment Paper Corp. and The Bank of New York